                                                                      EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE SIX MONTHS ENDED JUNE 30, 1999
                          LOCKHEED MARTIN CORPORATION
                          (IN MILLIONS, EXCEPT RATIO)

EARNINGS
Earnings from continuing operations before income taxes                                       $367
Interest expense                                                                               383
Amortization of debt premium and discount, net                                                  (3)
Portion of rents representative of an interest factor                                           35
Losses and undistributed earnings of 50% and less than 50%
     owned companies, net                                                                       (5)
                                                                                              ----

Adjusted earnings from continuing operations before income taxes                              $777
                                                                                              ====

FIXED CHARGES
Interest expense                                                                              $383
Amortization of debt premium and discount, net                                                  (3)
Portion of rents representative of an interest factor                                           35
Capitalized interest                                                                             6
                                                                                              ----

TOTAL FIXED CHARGES                                                                           $421
                                                                                              ====

RATIO OF EARNINGS TO FIXED CHARGES                                                             1.8
                                                                                              ====

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